EXHIBIT 23.2

                        CONSENT OF BRUCE M. WITHERS, JR.

     The undersigned hereby consents to the reference in this registration statement to the undersigned as becoming a director of the registrant after closing of the Offering to which this registration statement relates.

                                             /s/ BRUCE M. WITHERS, JR.
                                                 BRUCE M. WITHERS, JR.

Houston, Texas
May 27, 1997